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                                                                    EXHIBIT 23.6


                     CONSENT OF J.P. MORGAN SECURITIES INC.


     We hereby consent to (i) the use of our opinion letter dated October 25, 1999 to the Board of Directors of Interactive Pictures Corporation (the "Company") included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and a wholly-owned subsidiary of bamboo.com, Inc., and
(ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         J.P. MORGAN SECURITIES INC.



                                         By:  /s/ Todd R. Marin
                                             ------------------------
                                             Name: Todd R. Marin
                                             Title: Managing Director

November 17, 1999